SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2003

Crystal Decisions, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31859	77-0537234

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

895 Emerson Street, Palo Alto, California 94301

(Address of principal executive offices) (Zip Code)

(650) 838-7410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On July 18, 2003, Crystal Decisions, Inc., a Delaware corporation, issued a press release jointly with Business Objects, S.A., a société anonyme organized under the laws of the Republic of France, announcing an Agreement and Plan of Merger between the two parties. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

99.1	Press release of Business Objects, S.A. and Crystal Decisions, Inc. issued on July 18, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRYSTAL DECISIONS, INC.
a Delaware corporation

July 21, 2003	By:	/s/ Eric Patel

Eric Patel
Chief Financial Officer

Index to Exhibits

Exhibit	Description

99.1	Press release of Business Objects, S.A. and Crystal Decisions, Inc. issued on July 18, 2003